EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main Street, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	January 25, 2005
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS RECORD EARNINGS OF

$1.15 PER DILUTED SHARE FOR FOURTH QUARTER 2004

Strong Loan Growth and Net Interest Margin Improvement Drive Performance

SALT LAKE CITY, January 25, 2005 – Zions Bancorporation (“Zions” or “the Company”) (Nasdaq: ZION) today reported record fourth-quarter net income of $105.0 million, or $1.15 per diluted share. Net income and earnings per diluted share increased 9.8% and 9.5% over the $95.6 million, or $1.05 per diluted share for the fourth quarter of 2003. The return on average common equity was 15.13% in the fourth quarter of 2004, up from 15.05% for the same period in 2003.

Net income for 2004 increased 20.2% to a record $406.0 million, or $4.47 per diluted share, from the $337.8 million, or $3.72 per diluted share for 2003. The return on average common equity for 2004 was 15.27%, compared to 13.69% for 2003.

“We are very pleased with the record earnings for both the quarter and all of 2004,” stated Harris H. Simmons, chairman and chief executive officer. “Continued strong loan growth, coupled with modest core deposit growth, good credit quality and an improving net interest margin combined to produce strong revenue and earnings growth. We also experienced favorable changes in the mix of both earning assets and funding sources, which more than offset the challenges of a flattening yield curve.”

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ZIONS BANCORPORATION

Press Release – Page 2

January 25, 2005

Loan and Deposit Growth

Average loans and leases for the fourth quarter of 2004 were $21.9 billion, up $646.3 million or 12.2%, annualized from the third quarter 2004 average balance of $21.2 billion, and up 11.9% from the $19.5 billion average balance for the fourth quarter of 2003. Strong loan demand was experienced in virtually all major loan categories and was diversified geographically.

Average deposits for the fourth quarter of 2004 increased to $23.1 billion, an increase of 7.3%, annualized over the average balance for the third quarter of 2004, and up 11.4% over the average balance for the fourth quarter of 2003. Average core deposits increased 7.6%, annualized for the quarter, and 12.0% year over year. Average noninterest-bearing demand deposits increased $334 million or 20.7%, annualized compared to the third quarter of 2004, and $1.1 billion or 20.1% year over year. Loan growth exceeded deposit growth during both the quarter and the full year 2004. Loan securitizations and short-term borrowings were used to fund the excess loan growth.

Net Interest Income

Taxable-equivalent net interest income increased 12.2% for the quarter to $318.5 million compared to $283.9 million for the fourth quarter of 2003. The increase reflects the previously discussed loan and deposit growth coupled with an improved net interest margin. For the fourth quarter of 2004, the net interest margin was 4.49%, compared to 4.25% for the third quarter of 2004 and 4.39% for the fourth quarter of 2003. The higher margin is attributable to increases in interest rates on variable rate loans, significant increases in average noninterest-bearing deposit accounts and substantial decreases in short-term investments.

Noninterest Income

For the fourth quarter of 2004, noninterest income decreased 13.2% to $95.0 million compared with $109.5 million for the third quarter of 2004, and 7.5% compared with $102.8 million for the fourth quarter of 2003.

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ZIONS BANCORPORATION

Press Release – Page 3

January 25, 2005

Deposit service charges declined primarily as a result of higher earnings credit rates on commercial transaction accounts as market interest rates rose. Loan sales and servicing income for the quarter decreased $3.0 million compared to the fourth quarter of 2003 due largely to fewer loan sales in 2004 and reduced cash flows from loan securitizations. Market making, trading and nonhedge derivative income declined $1.5 million compared with the same period in 2003. The decrease included a $2.9 million decline in trading income resulting from a lower margin per trade.

Net equity securities losses were $4.7 million for the fourth quarter of 2004, which consisted primarily of a $4.0 million equity investment write down, compared with net equity securities gains of $4.3 million in the third quarter. For the full year 2004, net equity securities losses were $9.8 million. This compares to net gains of $63.8 million in 2003, which included two large gains on the sales of publicly traded securities.

Noninterest Expense

Noninterest expense for the fourth quarter of 2004 was $238.2 million, an increase of 2.3% from the $232.8 million in the third quarter of 2004, and 9.3% from the $218.0 million for the fourth quarter of 2003. The efficiency ratio for the fourth quarter of 2004 was 57.6% compared to 56.8% for the third quarter of 2004 and 56.4% for the fourth quarter of 2003.

Salaries and employee benefits increased from the third quarter of 2004, due principally to increases in incentive plan costs and higher staff levels resulting from business expansion. Legal and professional services increased over the third quarter primarily as a result of additional consulting services for various ongoing projects relating to systems conversions and upgrades. Restructuring costs of $0.6 million represent severance-related costs associated with the previously announced reorganization of Zions Bank International Ltd.

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ZIONS BANCORPORATION

Press Release – Page 4

January 25, 2005

Provision for Income Taxes

During the third quarter of 2004, the Company signed an agreement that confirmed and implemented its award of a $100 million allocation of tax credit authority under the Community Development Financial Institutions Fund established by the U.S. Government. Under the program, Zions will invest $100 million in a wholly-owned subsidiary that will make qualifying loans and investments, for which Zions will receive Federal income tax credits that will be recognized over the next seven years. The effect of these tax credits on the fourth quarter of 2004 was to reduce income tax expense by approximately $2.9 million, which was substantially all of the $3.0 million credit that the Company was entitled to claim in 2004. We currently estimate that on an ongoing basis, this program will reduce quarterly tax expense by approximately $0.8 to $1.0 million in the first quarter of 2005 and by approximately $5 million for the full year 2005.

Asset Quality

The ratio of nonperforming assets to net loans and leases and other real estate owned improved to 0.37% at December 31, 2004, compared to 0.42% at September 30, 2004 and 0.49% at December 31, 2003. The ratio is now at its lowest point in the past 27 quarters.

Net loan and lease charge-offs were $11.5 million or 0.21% of average loans on an annualized basis for the fourth quarter of 2004, and included a loss of $3.8 million on a letter of credit in which customer fraud was involved. This compares with $10.0 million or 0.19%, annualized for the third quarter of 2004 and $16.6 million or 0.34%, annualized for the fourth quarter of 2003. At December 31, 2004, the allowance for loan losses as a percentage of net loans and leases was 1.20%, a decrease from 1.35% at December 31, 2003 and 1.25% at September 30, 2004. In addition, at December 31, 2004 the allowance was 374.4% of nonperforming loans. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) of $283.8 million were 1.25% of net loans and leases at year-end 2004.

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ZIONS BANCORPORATION

Press Release – Page 5

January 25, 2005

The provision for loan losses for the fourth quarter of 2004 was $13.2 million compared to $9.4 million provided during the third quarter of 2004 and $16.0 million for the fourth quarter of 2003. The declining trend in the provision since last year corresponds with the improvements in credit quality that have been experienced in the loan portfolio. Including the provision for unfunded lending commitments that is part of noninterest expense, the aggregate provisions for credit losses were $13.8 million for the fourth quarter of 2004 compared to $10.3 million for the third quarter.

Capital Management

During the fourth quarter of 2004, Zions repurchased 386,614 shares of its common stock at an average price of $64.66 per share. For the twelve months ended December 31, 2004, the Company repurchased 1,734,055 shares at an average per share price of $60.48. As of December 31, 2004, the existing repurchase program had been fully utilized.

Weighted average common and common-equivalent shares outstanding for the fourth quarter of 2004 were 91,342,328 compared to 90,956,674 for the third quarter of 2004 and 91,407,363 for the fourth quarter of 2003. The increase in shares from the third quarter of 2004 reflects the effects of a higher average stock price for the quarter, which increased common-equivalent shares.

The Company’s tangible common equity ratio was 6.80% at December 31, 2004, compared to 6.74% at September 30, 2004 and 6.53% at December 31, 2003.

Conference Call

Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. Eastern Time this afternoon (January 25, 2005). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-299-9630, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. Eastern Time on Tuesday, January 25 through midnight Eastern Time on Tuesday, February 1, by dialing 1-888-286-8010 and entering the passcode (79437795). The webcast of the conference call will also be archived and available for thirty days.

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ZIONS BANCORPORATION

Press Release – Page 6

January 25, 2005

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is also included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 7

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
(In thousands, except per share and ratio data)	2004	2003	% Change	2004	2003	% Change
EARNINGS
Taxable-equivalent net interest income	$318,464	$283,866	12.19%	$1,195,755	$1,118,416	6.92%
Taxable-equivalent revenue	413,505	386,619	6.95%	1,613,618	1,608,511	0.32%
Net interest income	313,290	278,254	12.59%	1,174,496	1,095,494	7.21%
Noninterest income	95,041	102,753	(7.51)%	417,863	490,095	(14.74)%
Provision for loan losses	13,159	15,980	(17.65)%	44,067	69,940	(36.99)%
Noninterest expense	238,172	217,967	9.27%	923,299	893,862	3.29%
Impairment loss on goodwill	–	–	–	602	75,628	(99.20)%
Income before income taxes and minority interest	157,000	147,060	6.76%	624,391	546,159	14.32%
Income taxes	52,641	51,890	1.45%	220,126	213,751	2.98%
Minority interest	(622)	(440)	41.36%	(1,722)	(7,185)	(76.03)%
Income from continuing operations	104,981	95,610	9.80%	405,987	339,593	19.55%
Loss on discontinued operations	–	–	–	–	(1,770)	100.00%
Net income	104,981	95,610	9.80%	405,987	337,823	20.18%

PER COMMON SHARE
Net income (diluted)	1.15	1.05	9.52%	4.47	3.72	20.16%
Income from continuing operations (diluted)	1.15	1.05	9.52%	4.47	3.74	19.52%
Loss on discontinued operations (diluted)	–	–	–	–	(0.02)	100.00%
Dividends	0.32	0.30	6.67%	1.26	1.02	23.53%
Book value				31.06	28.27	9.87%

SELECTED RATIOS
Return on average assets	1.33%	1.32%		1.31%	1.20%
Return on average common equity	15.13%	15.05%		15.27%	13.69%
Efficiency ratio	57.60%	56.38%		57.22%	55.65%
Net interest margin	4.49%	4.39%		4.32%	4.45%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 8

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
(In thousands, except share and ratio data)	2004	2003	% Change	2004	2003	% Change
AVERAGE BALANCES
Total assets	$31,501,478	$28,761,614	9.53%	$30,936,148	$28,203,544	9.69%
Securities	5,255,624	4,858,930	8.16%	5,200,306	4,447,008	16.94%
Net loans and leases	21,866,761	19,539,294	11.91%	21,046,372	19,324,633	8.91%
Goodwill	642,646	654,151	(1.76)%	647,965	710,709	(8.83)%
Core deposit and other intangibles	58,956	72,499	(18.68)%	64,695	77,472	(16.49)%
Total deposits	23,144,944	20,782,912	11.37%	22,104,368	20,253,236	9.14%
Core deposits (1)	21,871,018	19,521,067	12.04%	20,860,478	18,963,302	10.00%
Minority interest	23,176	20,297	14.18%	22,637	21,790	3.89%
Shareholders’ equity	2,760,077	2,520,280	9.51%	2,658,983	2,468,176	7.73%

Weighted average common and common-equivalent shares outstanding	91,342,328	91,407,363	(0.07)%	90,881,570	90,734,500	0.16%

AT PERIOD END
Total assets				$31,469,834	$28,558,238	10.20%
Securities				5,121,215	4,818,017	6.29%
Net loans and leases				22,627,121	19,920,361	13.59%
Sold loans being serviced (2)				3,065,909	2,782,175	10.20%
Allowance for loan losses				271,117	268,506	0.97%
Allowance for unfunded lending commitments				12,682	12,215	3.82%
Goodwill				642,645	654,152	(1.76)%
Core deposit and other intangibles				55,440	68,747	(19.36)%
Total deposits				23,292,261	20,896,695	11.46%
Core deposits (1)				21,998,152	19,669,582	11.84%
Minority interest				23,359	19,776	18.12%
Shareholders’ equity				2,789,979	2,540,023	9.84%

Common shares outstanding				89,829,947	89,840,638	(0.01)%

Average equity to average assets	8.76%	8.76%		8.60%	8.75%
Common dividend payout	27.48%	28.24%		28.23%	27.20%
Tangible common equity ratio				6.80%	6.53%
Nonperforming assets				84,286	97,964	(13.96)%
Accruing loans past due 90 days or more				16,375	24,231	(32.42)%
Nonperforming assets to net loans and leases and other real estate owned at period end				0.37%	0.49%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 9

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share and ratio data)	2004				2003
EARNINGS
Taxable-equivalent net interest income	$318,464	$300,047	$289,630	$287,614	$283,866
Taxable-equivalent revenue	413,505	409,540	396,909	393,664	386,619
Net interest income	313,290	294,778	284,245	282,183	278,254
Noninterest income	95,041	109,493	107,279	106,050	102,753
Provision for loan losses	13,159	9,363	10,301	11,244	15,980
Noninterest expense	238,172	232,813	229,976	222,338	217,967
Impairment loss on goodwill	–	602	–	–	–
Income before income taxes and minority interest	157,000	161,493	151,247	154,651	147,060
Income taxes	52,641	58,140	54,631	54,714	51,890
Minority interest	(622)	858	(2,226)	268	(440)
Net income	104,981	102,495	98,842	99,669	95,610

PER COMMON SHARE
Net income (diluted)	1.15	1.13	1.09	1.10	1.05
Dividends	0.32	0.32	0.32	0.30	0.30
Book value	31.06	30.39	29.37	29.23	28.27

SELECTED RATIOS
Return on average assets	1.33%	1.30%	1.28%	1.34%	1.32%
Return on average common equity	15.13%	15.23%	15.18%	15.54%	15.05%
Efficiency ratio	57.60%	56.85%	57.94%	56.48%	56.38%
Net interest margin	4.49%	4.25%	4.20%	4.32%	4.39%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 10

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share and ratio data)	2004				2003
AVERAGE BALANCES
Total assets	$31,501,478	$31,368,578	$31,040,639	$29,822,933	$28,761,614
Securities	5,255,624	5,232,188	5,224,576	5,087,878	4,858,930
Net loans and leases	21,866,761	21,220,481	20,969,643	20,117,675	19,539,294
Goodwill	642,646	645,462	650,160	653,678	654,151
Core deposit and other intangibles	58,956	62,923	67,031	69,953	72,499
Total deposits	23,144,944	22,729,540	21,640,762	20,883,922	20,782,912
Core deposits (1)	21,871,018	21,463,026	20,409,823	19,680,319	19,521,067
Minority interest	23,176	23,791	21,750	21,812	20,297
Shareholders’ equity	2,760,077	2,677,404	2,618,259	2,578,879	2,520,280

Weighted average common and common-equivalent shares outstanding	91,342,328	90,956,674	90,658,259	90,905,218	91,407,363

AT PERIOD END
Total assets	$31,469,834	$30,731,040	$30,894,325	$29,789,703	$28,558,238
Securities	5,121,215	5,058,691	5,028,173	4,857,025	4,818,017
Net loans and leases	22,627,121	21,507,043	21,497,058	20,620,718	19,920,361
Sold loans being serviced (2)	3,065,909	3,152,924	2,643,927	2,707,128	2,782,175
Allowance for loan losses	271,117	269,413	271,554	271,226	268,506
Allowance for unfunded lending commitments	12,682	12,030	11,098	10,476	12,215
Goodwill	642,645	642,645	650,557	649,354	654,152
Core deposit and other intangibles	55,440	57,665	62,221	65,245	68,747
Total deposits	23,292,261	23,165,131	22,470,488	21,485,880	20,896,695
Core deposits (1)	21,998,152	21,883,851	21,198,263	20,283,721	19,669,582
Minority interest	23,359	24,481	21,721	23,847	19,776
Shareholders’ equity	2,789,979	2,724,261	2,636,451	2,621,965	2,540,023

Common shares outstanding	89,829,947	89,638,753	89,752,384	89,693,704	89,840,638

Average equity to average assets	8.76%	8.54%	8.43%	8.65%	8.76%
Common dividend payout	27.48%	28.10%	29.12%	28.26%	28.24%
Tangible common equity ratio	6.80%	6.74%	6.37%	6.56%	6.53%
Nonperforming assets	84,286	91,105	106,750	109,487	97,964
Accruing loans past due 90 days or more	16,375	18,182	18,109	26,307	24,231
Nonperforming assets to net loans and leases and other real estate owned at period end	0.37%	0.42%	0.50%	0.53%	0.49%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 11

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	December 31, 2004	September 30, 2004	December 31, 2003
	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$850,998	$1,066,516	$1,119,351
Money market investments:
Interest-bearing deposits	1,251	2,893	884
Federal funds sold	130,086	106,957	54,850
Security resell agreements	461,750	698,569	512,960
Investment securities:
Held to maturity, at cost (approximate market value $641,783, $640,462 and $0)	641,659	639,372	–
Available for sale, at market	4,189,486	3,986,046	4,437,793
Trading account, at market (includes $163,248, $120,825 and $211,943 transferred as collateral under repurchase agreements)	290,070	433,273	380,224

	5,121,215	5,058,691	4,818,017
Loans:
Loans held for sale	196,736	151,199	176,886
Loans, leases and other receivables	22,535,344	21,459,920	19,839,755

	22,732,080	21,611,119	20,016,641
Less:
Unearned income and fees, net of related costs	104,959	104,076	96,280
Allowance for loan losses	271,117	269,413	268,506

Net loans	22,356,004	21,237,630	19,651,855
Other noninterest bearing investments	665,198	666,214	584,377
Premises and equipment, net	409,210	404,226	407,825
Goodwill	642,645	642,645	654,152
Core deposit and other intangibles	55,440	57,665	68,747
Other real estate owned	11,877	14,222	18,596
Other assets	764,160	774,812	666,624

	$31,469,834	$30,731,040	$28,558,238

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$6,821,528	$6,656,856	$5,882,929
Interest-bearing:
Savings and money market	13,349,347	13,446,840	12,044,499
Time under $100,000	1,387,784	1,388,649	1,507,628
Time $100,000 and over	1,294,109	1,281,280	1,227,113
Foreign	439,493	391,506	234,526

	23,292,261	23,165,131	20,896,695
Securities sold, not yet purchased	309,893	376,150	263,379
Federal funds purchased	1,841,092	1,069,430	1,370,619
Security repurchase agreements	683,984	723,000	841,170
Other liabilities	429,129	539,694	442,020
Commercial paper	165,447	168,344	126,144
Federal Home Loan Bank advances and other borrowings:
One year or less	15,949	18,106	215,354
Over one year	228,152	228,733	231,440
Long-term debt	1,690,589	1,693,710	1,611,618

Total liabilities	28,656,496	27,982,298	25,998,439

Minority interest	23,359	24,481	19,776

Shareholders’ equity:
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	–	–	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 89,829,947, 89,638,753 and 89,840,638 shares	972,065	965,166	985,904
Retained earnings	1,830,064	1,753,934	1,538,677
Accumulated other comprehensive income (loss)	(7,932)	9,240	19,041
Shares held in trust for deferred compensation, at cost	(4,218)	(4,079)	(3,599)

Total shareholders’ equity	2,789,979	2,724,261	2,540,023

	$31,469,834	$30,731,040	$28,558,238

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 12

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except per share amounts)	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Interest income:
Interest and fees on loans	$336,994	$315,590	$289,555	$1,243,399	$1,178,767
Interest on loans held for sale	1,443	932	1,545	5,038	8,280
Lease financing	4,187	4,213	4,368	16,839	18,893
Interest on money market investments	4,826	4,994	2,701	16,355	13,011
Interest on securities:
Held to maturity – taxable	1,743	1,765	–	5,467	–
Held to maturity – nontaxable	5,972	6,000	–	18,742	–
Available for sale – taxable	45,799	39,784	35,000	160,621	126,592
Available for sale – nontaxable	865	897	7,286	9,062	29,205
Trading account	6,388	8,884	6,605	29,615	24,640

Total interest income	408,217	383,059	347,060	1,505,138	1,399,388

Interest expense:
Interest on savings and money market deposits	35,201	33,048	25,530	121,189	111,616
Interest on time and foreign deposits	17,352	15,692	15,245	61,177	71,875
Interest on borrowed funds	42,374	39,541	28,031	148,276	120,403

Total interest expense	94,927	88,281	68,806	330,642	303,894

Net interest income	313,290	294,778	278,254	1,174,496	1,095,494
Provision for loan losses	13,159	9,363	15,980	44,067	69,940

Net interest income after provision for loan losses	300,131	285,415	262,274	1,130,429	1,025,554

Noninterest income:
Service charges and fees on deposit accounts	32,023	33,486	32,580	131,683	129,846
Loan sales and servicing income	18,577	21,633	21,597	79,081	89,334
Other service charges, commissions and fees	22,025	23,474	20,930	90,928	84,666
Trust and investment management income	4,387	3,718	5,516	16,977	21,057
Income from securities conduit	8,503	9,104	8,145	35,185	29,421
Dividends and other investment income	8,015	7,157	7,672	31,812	28,508
Market making, trading and nonhedge derivative income	2,915	2,454	4,386	17,565	29,358
Equity securities gains (losses), net	(4,709)	4,277	(1,254)	(9,765)	63,807
Fixed income securities gains (losses), net	66	307	529	2,510	(17)
Other	3,239	3,883	2,652	21,887	14,115

Total noninterest income	95,041	109,493	102,753	417,863	490,095

Noninterest expense:
Salaries and employee benefits	138,062	133,609	122,725	531,303	491,563
Occupancy, net	18,511	18,734	17,987	73,716	70,986
Furniture and equipment	16,453	16,612	17,166	65,781	65,462
Legal and professional services	8,715	6,568	8,062	32,390	26,039
Postage and supplies	6,432	6,290	6,143	25,679	25,805
Advertising	4,930	4,789	5,103	19,747	18,212
Debt extinguishment cost	–	–	–	–	24,210
Impairment losses on long-lived assets	–	–	118	712	2,652
Restructuring charges	632	370	–	1,068	1,872
Amortization of core deposit and other intangibles	3,443	3,682	3,519	14,129	14,190
Provision for unfunded lending commitments	652	932	–	467	–
Other	40,342	41,227	37,144	158,307	152,871

Total noninterest expense	238,172	232,813	217,967	923,299	893,862

Impairment loss on goodwill	–	602	–	602	75,628

Income from continuing operations before income taxes and minority interest	157,000	161,493	147,060	624,391	546,159
Income taxes	52,641	58,140	51,890	220,126	213,751
Minority interest	(622)	858	(440)	(1,722)	(7,185)

Income from continuing operations	104,981	102,495	95,610	405,987	339,593

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 13

CONSOLIDATED STATEMENTS OF INCOME (Continued)

(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except per share amounts)	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Discontinued operations:
Loss from operations of discontinued subsidiaries	$–	$–	$–	$–	$(466)
Loss on sale	–	–	–	–	(2,407)
Income tax benefit	–	–	–	–	(1,103)

Loss on discontinued operations	–	–	–	–	(1,770)

Net income	$104,981	$102,495	$95,610	$405,987	$337,823

Weighted average shares outstanding during the period:
Basic shares	89,721	89,617	89,913	89,663	90,048
Diluted shares	91,342	90,957	91,407	90,882	90,734

Net income per common share:
Basic:
Income from continuing operations	$1.17	$1.14	$1.06	$4.53	$3.77
Loss on discontinued operations	–	–	–	–	(0.02)

Net income	$1.17	$1.14	$1.06	$4.53	$3.75

Diluted:
Income from continuing operations	$1.15	$1.13	$1.05	$4.47	$3.74
Loss on discontinued operations	–	–	–	–	(0.02)

Net income	$1.15	$1.13	$1.05	$4.47	$3.72

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Unaudited)

	Year Ended December 31, 2004
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains (Losses) on Investments, Retained Interests and Other	Net Unrealized Gains (Losses) on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders’ Equity
Balance, December 31, 2003	$985,904	$1,538,677	$24,015	$10,716	$(15,690)	$19,041	$(3,599)	$2,540,023
Comprehensive income:
Net income		405,987						405,987
Other comprehensive income, net of tax:
Net realized and unrealized holding losses during the year, net of income tax benefit of $1,817			(2,933)			(2,933)
Foreign currency translation			803			803
Reclassification for net realized gains recorded in operations, net of income tax expense of $1,307			(2,111)			(2,111)
Net unrealized losses on derivative instruments, net of reclassification to operations of $44,290 and income tax benefit of $12,574				(20,209)		(20,209)
Minimum pension liability, net of income tax benefit of $1,579					(2,523)	(2,523)

Other comprehensive loss			(4,241)	(20,209)	(2,523)	(26,973)		(26,973)

Total comprehensive income								379,014
Stock redeemed and retired	(104,881)							(104,881)
Stock options exercised, net of shares tendered and retired	91,042							91,042
Cash dividends – common, $1.26 per share		(114,600)						(114,600)
Cost of shares held in trust for deferred compensation							(619)	(619)

Balance, December 31, 2004	$972,065	$1,830,064	$19,774	$(9,493)	$(18,213)	$(7,932)	$(4,218)	$2,789,979

	Year Ended December 31, 2003
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains (Losses) on Investments, Retained Interests and Other	Net Unrealized Gains (Losses) on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders’ Equity
Balance, December 31, 2002	$1,034,888	$1,292,741	$44,151	$25,420	$(23,357)	$46,214	$–	$2,373,843
Comprehensive income:
Net income		337,823						337,823
Other comprehensive income, net of tax:
Net realized and unrealized holding losses during the year, net of income tax benefit of $3,225			(5,207)			(5,207)
Reclassification for net realized gains recorded in operations, net of income tax expense of $9,248			(14,929)			(14,929)
Net unrealized losses on derivative instruments, net of reclassification to operations of $42,990 and income tax benefit of $9,312				(14,704)		(14,704)
Minimum pension liability, net of income tax expense of $4,965					7,667	7,667

Other comprehensive income (loss)			(20,136)	(14,704)	7,667	(27,173)		(27,173)

Total comprehensive income								310,650
Stock redeemed and retired	(106,844)							(106,844)
Stock options exercised, net of shares tendered and retired	57,860							57,860
Cash dividends – common, $1.02 per share		(91,887)						(91,887)
Cost of shares held in trust for deferred compensation							(3,599)	(3,599)

Balance, December 31, 2003	$985,904	$1,538,677	$24,015	$10,716	$(15,690)	$19,041	$(3,599)	$2,540,023

Total comprehensive income for the three months ended December 31, 2004 and 2003 was $87,809 and $87,623, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

NONPERFORMING ASSETS

(Unaudited)

(In thousands)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Nonaccrual loans	$71,763	$76,361	$92,597	$91,698	$78,170
Restructured loans	646	522	563	572	1,198
Other real estate owned	11,877	14,222	13,590	17,217	18,596

Total	$84,286	$91,105	$106,750	$109,487	$97,964

% of net loans and leases* and other real estate owned	0.37%	0.42%	0.50%	0.53%	0.49%

Accruing loans past due 90 days or more	$16,375	$18,182	$18,109	$26,307	$24,231

% of net loans and leases*	0.07%	0.08%	0.08%	0.13%	0.12%

*Includes loans held for sale.

ALLOWANCES FOR CREDIT LOSSES

(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Allowance for Loan Losses
Balance at beginning of period	$269,413	$271,554	$271,226	$268,506	$281,311
Allowance of branches sold	–	(1,549)	–	(518)	–
Add:
Provision for losses	13,159	9,363	10,301	11,244	15,980
Deduct:
Loan and lease charge-offs	(20,024)	(13,617)	(14,530)	(11,483)	(22,436)
Recoveries	8,569	3,662	4,557	3,477	5,866

Net loan and lease charge-offs	(11,455)	(9,955)	(9,973)	(8,006)	(16,570)
Reclassification of allowance for unfunded lending commitments	–	–	–	–	(12,215)

Balance at end of period	$271,117	$269,413	$271,554	$271,226	$268,506

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.20%	1.25%	1.26%	1.32%	1.35%

Ratio of allowance for loan losses to nonperforming loans at period end	374.42%	350.42%	291.49%	293.95%	338.31%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$12,030	$11,098	$10,476	$12,215	$–
Reclassification of allowance for loan losses	–	–	–	–	12,215
Provision charged (credited) against earnings	652	932	622	(1,739)	–

Balance at end of period	$12,682	$12,030	$11,098	$10,476	$12,215

Total Allowances for Credit Losses
Allowance for loan losses	$271,117	$269,413	$271,554	$271,226	$268,506
Allowance for unfunded lending commitments	12,682	12,030	11,098	10,476	12,215

Total allowances for credit losses	$283,799	$281,443	$282,652	$281,702	$280,721

Ratio of total allowances for credit losses to net loans and leases outstanding at period end	1.25%	1.31%	1.31%	1.37%	1.41%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

SOLD LOANS BEING SERVICED

(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Balance at beginning of period	$3,152,924	$2,643,927	$2,707,128	$2,782,175	$2,894,638
New loans sold	83,175	703,809	118,018	90,770	107,373
Payments and other reductions	(170,190)	(194,812)	(181,219)	(165,817)	(219,836)

Balance at end of period	$3,065,909	$3,152,924	$2,643,927	$2,707,128	$2,782,175

LOAN BALANCES BY PORTFOLIO TYPE

(Unaudited)

(In millions)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Loans held for sale	$197	$151	$141	$185	$177

Commercial lending:
Commercial and industrial	4,586	4,438	4,381	4,204	4,111
Leasing	370	374	381	363	377
Owner occupied	3,758	3,453	3,666	3,465	3,295

Total commercial lending	8,714	8,265	8,428	8,032	7,783

Commercial real estate:
Construction	3,536	3,289	3,062	2,916	2,867
Term	4,087	3,859	3,921	3,646	3,426

Total commercial real estate	7,623	7,148	6,983	6,562	6,293

Consumer:
Home equity credit line	1,104	1,026	965	892	838
1-4 family residential	4,234	4,118	4,170	4,057	3,874
Bankcard and other revolving plans	225	217	183	183	198
Other	532	573	647	697	749

Total consumer	6,095	5,934	5,965	5,829	5,659

Foreign loans	5	4	6	15	15

Other receivables	98	109	75	91	90

Total loans	$22,732	$21,611	$21,598	$20,714	$20,017

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 17

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,125,352	$4,826	1.71%	$1,276,303	$2,701	0.84%
Securities:
Held to maturity	636,886	10,931	6.83%	–	–
Available for sale	4,003,565	47,130	4.68%	4,112,031	46,209	4.46%
Trading account	615,173	6,388	4.13%	746,899	6,605	3.51%

Total securities	5,255,624	64,449	4.88%	4,858,930	52,814	4.31%

Loans:
Loans held for sale	165,377	1,443	3.47%	170,725	1,545	3.59%
Net loans and leases (2)	21,701,384	342,673	6.28%	19,368,569	295,612	6.06%

Total loans and leases	21,866,761	344,116	6.26%	19,539,294	297,157	6.03%

Total interest-earning assets	28,247,737	413,391	5.82%	25,674,527	352,672	5.45%

Cash and due from banks	1,099,638			1,007,376
Allowance for loan losses	(271,965)			(281,587)
Goodwill	642,646			654,151
Core deposit and other intangibles	58,956			72,499
Other assets	1,724,466			1,634,648

Total assets	$31,501,478			$28,761,614

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,332,027	5,215	0.62%	$3,153,567	4,735	0.60%
Money market super NOW	9,965,528	29,986	1.20%	8,947,633	20,795	0.92%
Time under $100,000	1,397,896	7,329	2.09%	1,537,516	7,466	1.93%
Time $100,000 and over	1,273,926	8,236	2.57%	1,261,845	7,295	2.29%
Foreign	397,344	1,787	1.79%	236,379	484	0.81%

Total interest-bearing deposits	16,366,721	52,553	1.28%	15,136,940	40,775	1.07%

Borrowed funds:
Securities sold, not yet purchased	523,512	5,014	3.81%	555,778	5,371	3.83%
Federal funds purchased and security repurchase agreements	2,480,174	10,869	1.74%	2,504,845	5,472	0.87%
Commercial paper	185,059	971	2.09%	119,526	359	1.19%
FHLB advances and other borrowings:
One year or less	10,538	48	1.81%	37,847	163	1.71%
Over one year	228,417	2,912	5.07%	234,335	2,972	5.03%
Long-term debt	1,692,124	22,560	5.30%	1,560,761	13,694	3.48%

Total borrowed funds	5,119,824	42,374	3.29%	5,013,092	28,031	2.22%

Total interest-bearing liabilities	21,486,545	94,927	1.76%	20,150,032	68,806	1.35%

Noninterest-bearing deposits	6,778,223			5,645,972
Other liabilities	453,457			425,033

Total liabilities	28,718,225			26,221,037
Minority interest	23,176			20,297
Total shareholders’ equity	2,760,077			2,520,280

Total liabilities and shareholders’ equity	$31,501,478			$28,761,614

Spread on average interest-bearing funds			4.06%			4.10%
Taxable-equivalent net interest income and net yield on interest-earning assets		$318,464	4.49%		$283,866	4.39%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 18

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Year Ended December 31, 2004			Year Ended December 31, 2003
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,463,111	$16,355	1.12%	$1,342,663	$13,011	0.97%
Securities:
Held to maturity	499,898	34,301	6.86%	–	–
Available for sale	3,968,043	174,563	4.40%	3,736,095	171,523	4.59%
Trading account	732,365	29,615	4.04%	710,913	24,640	3.47%

Total securities	5,200,306	238,479	4.59%	4,447,008	196,163	4.41%

Loans:
Loans held for sale	159,444	5,038	3.16%	219,631	8,280	3.77%
Net loans and leases (2)	20,886,928	1,266,525	6.06%	19,105,002	1,204,856	6.31%

Total loans and leases	21,046,372	1,271,563	6.04%	19,324,633	1,213,136	6.28%

Total interest-earning assets	27,709,789	1,526,397	5.51%	25,114,304	1,422,310	5.66%

Cash and due from banks	1,025,536			953,132
Allowance for loan losses	(271,828)			(281,679)
Goodwill	647,965			710,709
Core deposit and other intangibles	64,695			77,472
Other assets	1,759,991			1,629,606

Total assets	$30,936,148			$28,203,544

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,337,072	20,613	0.62%	$2,984,064	19,114	0.64%
Money market super NOW	9,479,970	100,576	1.06%	8,890,517	92,502	1.04%
Time under $100,000	1,436,631	27,524	1.92%	1,643,817	36,935	2.25%
Time $100,000 and over	1,243,890	29,251	2.35%	1,289,934	33,276	2.58%
Foreign	337,695	4,402	1.30%	185,981	1,664	0.89%

Total interest-bearing deposits	15,835,258	182,366	1.15%	14,994,313	183,491	1.22%

Borrowed funds:
Securities sold, not yet purchased	625,273	24,166	3.86%	537,929	20,441	3.80%
Federal funds purchased and security repurchase agreements	2,682,326	32,244	1.20%	2,604,802	25,473	0.98%
Commercial paper	200,406	3,028	1.51%	215,251	3,028	1.41%
FHLB advances and other borrowings:
One year or less	251,679	2,873	1.14%	144,516	1,912	1.32%
Over one year	229,855	11,670	5.08%	236,587	12,280	5.19%
Long-term debt	1,659,223	74,295	4.48%	1,277,378	57,269	4.48%

Total borrowed funds	5,648,762	148,276	2.62%	5,016,463	120,403	2.40%

Total interest-bearing liabilities	21,484,020	330,642	1.54%	20,010,776	303,894	1.52%

Noninterest-bearing deposits	6,269,110			5,258,923
Other liabilities	501,398			443,879

Total liabilities	28,254,528			25,713,578
Minority interest	22,637			21,790
Total shareholders’ equity	2,658,983			2,468,176

Total liabilities and shareholders’ equity	$30,936,148			$28,203,544

Spread on average interest-bearing funds			3.97%			4.14%
Taxable-equivalent net interest income and net yield on interest-earning assets		$1,195,755	4.32%		$1,118,416	4.45%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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